Exhibit 4.6(b)

AVENANT N°1	AMENDMENT NO. 1

AU PROJET DE TRAITÉ DE FUSION-	TO THE DRAFT MERGER AND
ABSORPTION	ABSORPTION AGREEMENT

en date du 3 juillet 2026	dated 3 July 2026
entre	between

BLEICHROEDER ACQUISITION	BLEICHROEDER ACQUISITION
FRANCE MERGER SUB 2	FRANCE MERGER SUB 2
et	and
PASQAL HOLDING	PASQAL HOLDING

En date du 27 juillet 2026	Dated 27 July 2026

ENTRE LES SOUSSIGNÉES :	BETWEEN THE UNDERSIGNED:

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, société anonyme au capital social de 50 000 euros, dont le siège social est situé au 23, rue de Choiseul, 75002 Paris, France, immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 105 098 180, représentée aux présentes par Michel Combes, dûment habilité à cet effet,

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, a société anonyme with a share capital of EUR 50,000, having its registered office at 23, rue de Choiseul, 75002 Paris, France, registered with the Paris Trade and Companies Registry under number 105 098 180, represented herein by Michel Combes, duly authorised for the purposes hereof,

ci-après désignée la << Société Absorbante >>,	hereinafter referred to as the “Absorbing Company”,
D’une part,	Of the first part,
et	and

Pasqal Holding, société par actions simplifiée au capital social de 867 887,40 euros, dont le siège social est situé au 24, rue Emile Baudot, 91120 Palaiseau, immatriculée au Registre du Commerce et des Sociétés d’Evry sous le numéro 101 390 649, représentée aux présentes par Wasiq Bokhari, dûment habilité à cet effet,

Pasqal Holding, a société par actions simplifiée with a share capital of EUR 867,887.40, having its registered office at 24, rue Emile Baudot, 91120 Palaiseau, registered with the Evry Trade and Companies Registry under number 101 390 649, represented herein by Wasiq Bokhari, duly authorised for the purposes hereof,

ci-après désignée la << Société Absorbée >>,	hereinafter referred to as the “Absorbed Company”,

D’autre part,	Of the second part,

La Société Absorbante et la Société Absorbée étant ci-après désignées individuellement une << Partie >> et collectivement les << Parties >>.	The Absorbing Company and the Absorbed Company being hereinafter individually referred to as a “Party” and collectively as the “Parties”.

IL A ÉTÉ PRÉALABLEMENT EXPOSÉ CE QUI SUIT :	RECITALS:

(A) Les Parties ont conclu un projet de traité de fusion-absorption en date du 3 juillet 2026 (le << Traité de Fusion >>), prévoyant la fusion-absorption de la Société Absorbée par la Société Absorbante.

(A) The Parties entered into a draft merger and absorption agreement dated 3 July 2026 (the “Merger Agreement”), providing for the merger and absorption of the Absorbed Company by the Absorbing Company.

(B) L’article 10 du Traité de Fusion décrit notamment l’autorisation donnée par l’associé unique de la Société Absorbée le 28 février 2026, déléguant au Président le pouvoir de procéder à une ou plusieurs augmentation(s) de capital réservée(s) d’un montant nominal maximal de 11 769,20 euros, par émission de 117 692 actions ordinaires au maximum dénommées << Actions C >>, chacune assortie d’un BSA Ratchet C.

(B) Article 10 of the Merger Agreement describes, among other things, the authorisation given by the sole shareholder of the Absorbed Company on 28 February 2026, delegating to the President the power to carry out one or more reserved share capital increase(s) up to a maximum nominal amount of EUR 11,769.20, through the issuance of up to 117,692 ordinary shares labelled “Actions C” (the “C Shares”), each carrying a BSA Ratchet C.

(C) Conformément à ladite délégation, le Président de la Société Absorbée réalisera l’augmentation de capital réservée courant du mois d’août 2026 (l’<< Augmentation de Capital Réservée »), entraînant une modification du nombre d’actions composant le capital social de la Société Absorbée.

(C) Pursuant to such delegation, the President of the Absorbed Company will complete the reserved share capital increase during the month of August 2026 (the “Reserved Capital Increase”), resulting in a change in the number of shares comprising the share capital of the Absorbed Company.

(D) Par application de l’Augmentation de Capital Réservée, le rapport d’échange visé à l’article 14.1 du Traité de Fusion doit être modifié.	(D) As a result of the Reserved Capital Increase, the exchange ratio set out in Article 14.1 of the Merger Agreement must be amended.
(E) Conformément à l’article 18.6 du Traité de Fusion, toute modification du Traité de Fusion doit être effectuée par un accord écrit valablement signé par l’ensemble des Parties.	(E) Pursuant to Article 18.6 of the Merger Agreement, any amendment to the Merger Agreement must be made by a valid written agreement signed by all Parties.

Les Parties sont convenues de ce qui suit :	The Parties have agreed as follows:

ARTICLE 1 – DÉFINITIONS ET INTERPRÉTATION	ARTICLE 1 – DEFINITIONS AND INTERPRETATION

Les termes définis dans le Traité de Fusion et utilisés dans le présent avenant (l’<< Avenant >>) ont la même signification que celle qui leur est attribuée dans le Traité de Fusion, sauf définition différente dans le présent Avenant.	Capitalised terms used in this amendment (the “Amendment”) and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

ARTICLE 2 – MODIFICATION DE L’ARTICLE 14.1 DU TRAITÉ DE FUSION	ARTICLE 2 – AMENDMENT TO ARTICLE 14.1 OF THE MERGER AGREEMENT

Par suite de la réalisation de l’Augmentation de Capital Réservée visée à l’article 10 du Traité de Fusion, les Parties conviennent de modifier l’article 14.1 du Traité de Fusion comme suit :	Further to the completion of the Reserved Capital Increase referred to in Article 10 of the Merger Agreement, the Parties agree to amend Article 14.1 of the Merger Agreement as follows:

L’article 14.1 du Traité de Fusion est modifié et remplacé dans son intégralité par les stipulations suivantes :	Article 14.1 of the Merger Agreement is amended and restated in its entirety as follows:

« 14.1 Le rapport d’échange des Actions de la Société Absorbée contre des Actions de la Société Absorbante est d’environ vingt-deux virgule sept cent trente-six (22,736) Actions BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 pour une (1) Action Pasqal Holding (le « Rapport d’Échange »). »	“14.1 The ratio for the exchange of the Absorbed Company’s Shares for the Absorbing Company’s Shares is approximately twenty-two Point seven three six (22.736) BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 Shares for one (1) Pasqal Holding Share (the “Exchange Ratio”).”

ARTICLE 3 – CONSÉQUENCES CORRÉLATIVES	ARTICLE 3 – CONSEQUENTIAL ADJUSTMENTS

Les Parties reconnaissent que les autres conséquences corrélatives de l’Augmentation de Capital Réservée sur les montants visés aux articles 14.2 et 14.3 du Traité de Fusion sont les suivantes :	The Parties acknowledge that the other consequential adjustments resulting from the Reserved Capital Increase to the amounts set out in Articles 14.2 and 14.3 of the Merger Agreement are as follows:

(a) le nombre d’actions composant le capital social de la Société Absorbante à l’issue de la Fusion s’élèvera à deux cent trente-huit millions trois cent trente-trois mille trois cent trente-trois (238.333.333) actions ; et	(a) the number of shares comprising the share capital of the Absorbing Company following the Merger shall amount to two hundred thirty-eight million three hundred thirty-three thousand three hundred thirty-three (238,333,333) shares; and

(b) le capital social de la Société Absorbante s’élèvera à un milliard quatre cent soixante-quatre millions cinq cent trois mille sept cent cinq euros et trente centimes (1.464 503.705,30 €).	(b) the share capital of the Absorbing Company shall amount to one billion four hundred sixty-four million five hundred three thousand seven hundred five euros and thirty cents (EUR 1,464,503,705.30).

ARTICLE 4 – CONFIRMATION DES AUTRES STIPULATIONS	ARTICLE 4 – CONFIRMATION OF REMAINING PROVISIONS

Toutes les stipulations du Traité de Fusion qui ne sont pas expressément modifiées par le présent Avenant demeurent en vigueur et de plein effet. En cas de contradiction entre les stipulations du présent Avenant et celles du Traité de Fusion, les stipulations du présent Avenant prévaudront.	All provisions of the Merger Agreement that are not expressly amended by this Amendment shall remain in full force and effect. In the event of any inconsistency between the provisions of this Amendment and those of the Merger Agreement, the provisions of this Amendment shall prevail.

ARTICLE 5 – LANGUE	ARTICLE 5 – LANGUAGE

Le présent Avenant est rédigé en langue française et en langue anglaise. En cas de divergence entre les deux versions, la version française prévaudra.	This Amendment is drawn up in the French language and in the English language. In the event of any discrepancy between the two versions, the French version shall prevail.

ARTICLE 6 – DROIT APPLICABLE	ARTICLE 6 – GOVERNING LAW

Le présent Avenant est soumis au droit français.	This Amendment shall be governed by French law.

ARTICLE 7 – SIGNATURE ÉLECTRONIQUE	ARTICLE 7 – ELECTRONIC SIGNATURE

Le présent Avenant est signé par voie électronique conformément aux dispositions du règlement (UE) n° 910/2014 du 23 juillet 2014 (eIDAS) et des articles 1366 et 1367 du Code civil. Les Parties reconnaissent que la signature électronique a la même valeur juridique qu’une signature manuscrite.	This Amendment is signed electronically in accordance with Regulation (EU) No 910/2014 of 23 July 2014 (eIDAS) and Articles 1366 and 1367 of the French Civil Code. The Parties acknowledge that the electronic signature has the same legal value as a handwritten signature.

Fait par voie de signature électronique, le 27 juillet 2026.	Executed by way of electronic signature, on 27 July 2026.

* * *	* * *

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2	PASQAL HOLDING

Représentée par / Represented by:	Représentée par / Represented by:

/s/ Michel Combes	/s/ Wasiq Bokhari
Michel Combes	Wasiq Bokhari

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